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                                                                                          Exhibit 4.1

NUMBER                                                                                         SHARES
NUMERO                                                                                        ACTIONS

                                      ACE AVIATION HOLDINGS INC.
                                      GESTION ACE AVIATION INC.

                       INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
                CONSTITUEE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS


                                                                                   CUSIP  00440P 20 1
                                                                                   ISIN CA 00440P2017


The issue and transfer of voting shares of             L'emission et le transfert d'actions
the Corporation are constrained. See reverse           comportant droit de vote de la Societe font
side.                                                  l'objet de restrictions. Voir verso.

THIS CERTIFIES THAT  o  CECI ATTESTE QUE



Is the registered holder of  o  est le detenteur immatricule de

      Class A Variable Voting Shares of                actions a droit de vote variable de categorie A
         ACE AVIATION HOLDINGS INC.                             GESTION ACE AVIATION INC.

    Registration of the transfer of the                    L'inscription du transfert des actions
shares represented by this certificate may be          representees par ce certificat ne peut etre
made only in a securities register of the              faite que dans un registre de valeurs
Corporation upon presentation of this                  mobilieres de la Societe sur remise du
certificate properly endorsed, subject to              present certificat dument endosse, sous
compliance with the requirements of the laws           reserve des exigences des lois regissant la
governing the Corporation.                             Societe.

    This certificate is not valid until                    Ce certificat n'est pas valide a moins
countersigned by the Transfer Agent and                d'etre contresigne par l'Agent des transferts
registered by the Registrar of the                     et inscrit au registre par l'Agent charge de
Corporation.                                           la tenue des registres de la Societe.

    In Witness Whereof the duly authorized                 En foi de quoi les dirigeants dument
officers of the Corporation have signed.               autorises de la Societe ont signe.

    Date:                                              Countersigned and Registered               Halifax
    Date: ____________________                         Contresigne et inscrit au registre         Montreal
                                                       CIBC MELLON TRUST COMPANY                  Toronto
                                                       COMPAGNIE TRUST CIBC MELLON                Winnipeg
Chief Executive Officer    Corporate Secretary         Transfer Agent and Registrar               Calgary
                                                       Agent des transferts et Agent charge       Vancouver
/s/Robert A. Milton        /s/Paul Letourneau          de la tenue des registres

Chef de la direction       Secretaire corporatif       By:
                                                       Par: _________________________________________
                                                             Authorized Officer-Representant autorise


       TRANSFERABLE AT THE OFFICE OF THE                    TRANSFERABLE AU BUREAU DE L'AGENT DES
   CORPORATION'S TRANSFER AGENT AT HALIFAX,                 TRANSFERTS DE LA SOCIETE A HALIFAX,
         MONTREAL, TORONTO, WINNIPEG,                           MONTREAL, TORONTO, WINNIPEG,
             CALGARY OR VANCOUVER                                   CALGARY OU VANCOUVER
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----------------------------------------------         ----------------------------------------------
The class of shares that this certificate              La categorie d'actions representee par le
represents has rights, privileges,                     present certificat est assortie de droits,
restrictions and conditions attached thereto.          privileges, restrictions et conditions. La
The Corporation will furnish a shareholder,            Societe founira a l'actionnaire, sur demande
on demand and without charge, with a full              et sans frais, une copie du texte integral
copy of the text of the rights, privileges,            des droits, privileges, restrictions et
restrictions and conditions attached to each           conditions afferents a chaque categorie
class authorized to be issued by the                   d'actions de la Societe dont l'emission est
Corporation.                                           autorisee.
----------------------------------------------         ----------------------------------------------

Notice of Share Constraint Provisions                     Avtis quant aux restrictions afferents
                                                                       aux actions


    The Canada Transportation Act (the "Act")              La Loi sur les transports au Canada (la
and the articles of the Corporation contain            "Loi") et les statuts de la Societe
provisions imposing constraints on the                 contiennent des dispositions qui imposent des
ownership and voting rights of the class A             restrictions sur la propriete et les droits
variable voting shares (the "Variable Voting           de vote des actions avec droit de vote
Shares") of the Corporation to prevent                 variable de categorie A (les "actions a droit
persons who are not Canadians (as defined in           de vote variable") de la Societe afin
the Act) from holding, beneficially owning or          d'empecher des personnes qui ne sont pas
controlling, directly or indirectly,                   Canadiennes (au sens de la Loi) d'etre les
otherwise than by way of security only, in             detenteurs ou les veritables proprietaires ou
the aggregate voting shares to which are               d'avoir le controle, directement ou
attached more than 25% (or any higher                  indirectement, autrement qu'a titre de
percentage that the Governor in Council may            garantie seulement, d'une quantile totale
by regulation specify) of the votes that may           d'actions avec droit de vote conferant plus
ordinarily be cast to elect directors of the           de 25% (ou tout pourcentage superieur que le
Corporation.                                           gouverneur en conseil peut fixer par
                                                       reglement) des droits de vote qui peuvent
                                                       normalement etre exerces pour l'election des
                                                       administrateurs de la Societe.

    If (i) the number of Variable Voting                   Si (i) le nombre d'actions a droit de
shares of the Corporation outstanding as a             vote variable de la Societe en circulation
percentage of the total number of all voting           depasse 25% (ou tout pourcentage superieur
shares of the Corporation outstanding exceeds          que le gouverneur en conseil peut fixer par
25% (or any higher percentage that the                 reglement) de toutes les actions a droit de
Governor in Council may by regulation                  vote de la Societe en circulation, ou (ii) le
specify), or (ii) the total number of votes            total des voix exprimees par les porteurs
cast by or on behalf of holders of Variable            d'actions a droit de vote variable de la
Voting Shares of the Corporation at any                Societe ou pour leur compte a une assemblee
meeting would otherwise exceed 25% (or any             depassait 25% (ou tout pourcentage superieur
higher percentage that the Governor in                 que le gouverneur en conseil peut fixer par
Council may by regulation specify), the votes          reglement) du nombre total de voix qui
attached to each Variable Voting Share will            peuvent etre exprimees a cette assemblee, le
decrease automatically and without further             droit de vote rattache a chaque action a
act or formality such that (i) the number of           droit de vote variable diminuera
Variable Voting Shares as a class do not               automatiquement et sans autre formalite, de
carry more than 25% (or any higher percentage          sorte que (i) les actions a droit de vote
that the Governor in Council may by                    variable prises comme une categorie ne
regulation specify) of the aggregate votes             donnent pas plus de 25% (ou tout pourcentage
attached to all voting shares of the                   superieur que le gouverneur en conseil peut
Corporation, and (ii) the total number of              fixer par reglement) du total des droits de
votes cast by or on behalf of holders of               vote rattaches a toutes les actions a droit
Variable Voting Shares at any meeting do not           de vote de la Societe, et (ii) le total des
exceed 25% (or any higher percentage that the          voix exprimees par les porteurs d'actions a
Governor in Council may by regulation                  droit de vote variable de la Societe ou pour
specify) of the total number of votes that             leur compte a une assemblee ne depasse pas
may be cast at such meeting.                           25% (ou tout pourcentage superieur que le
                                                       gouverneur en conseil peut fixer par
                                                       reglement) du nombre total de voix qui
                                                       peuvent etre exprimees a cette assemblee.

    The Variable Voting Shares may only be                 Les actions a droit de vote variable ne
held, beneficially owned or controlled,                peuvent etre detenues, detenues en propriete
directly or indirectly, by persons who are             veritable ou controlees, directement ou
not Canadians. Each outstanding Variable               indirectement, que par des personnes qui ne
Voting Share shall be converted into one               sont pas canadiennes. Chaque action a droit
class B voting share (the "Voting Shares"),            de vote variable en circulation sera
automatically and without any further act of           convertie en une action a droit de vote de
the Corporation or of the holder thereof, if           categorie B, automatiquement et sans autre
(i) such Variable Voting Share becomes held,           intervention de la part de la Societe ou du
beneficially owned or controlled, directly or          porteur si: (i) l'action a droit de vote
indirectly, otherwise than by way of security          variable est detenue, detenue en propriete
only, by a Canadian; or (ii) the provisions            veritable ou controlee, directement ou
contained in the Act relating to foreign               indirectement, autrement qu'a titre de
ownership restrictions are repealed and not            garantie seulement, par un Canadien; ou (ii)
replaced with other similar provisions.                les dispositions prevoyant des contraintes
                                                       prevues a la Loi en matiere de propriete
                                                       entrangere sont abrogees et ne sont pas
                                                       remplacees par d'autres dispositions
                                                       semblables.

    The foregoing is a summary only and is                 Le texte qui suit n'est qu'un sommaire et
qualified in its entirety by the complete              est assujetti dans son ensemble au texte
text of the share constraint provisions as             complet des restrictions afferentes aux
provided for in the Act and in the articles            actions contenues dans la Loi et dans les
of the Corporation.                                    statuts de la Societe.


FOR VALUE RECEIVED I (we) assign and transfer          CONTRE VALEUR RECUE, je (nous) cede(cedons)
unto                                                   et transporte (transportons) a

                                        ______________________
Please insert social insurance number  |                      |  Indiquer le numero d'assurance sociale
or other tax identifying number of     |                      |  du cessionnaire ou autre numero
assignee                               |______________________|  d'identification aux fins de l'impot



________________________________________________________________________________________________________
                     Print name and address including postal/zip code of assignee /
               Nom et adresse du cessionnaire, et code postal - en caracteres d'imprimerie


                                                                          Class A Variable Voting Shares
________________________________________________________ actions a droit de vote variable de categorie A


________________________________________________________________________________________________________
of the Corporation represented by this                         de la Societe representees par le present
certificate.                                                   certificat.


Date __________________________________

                                             _______________________________________
                                                                           Signature

SIGNATURE GUARANTEE: The signature must      SIGNATURE AUTHENTIFIEE: La signature
be guaranteed by a bank, trust company       doit etre authentifiee par une banque,
or a member of a recognized stock            une societe de fiducie ou un membre
exchange whose signature is acceptable       d'une bourse des valeurs reconnue dont
to the Transfer Agent.                       la signature est jugee acceptable par
                                             l'agent des transferts.

NOTICE: The signature to this                AVIS: La signature sur cette cession
assignment must correspond with the          doit correspondre en tous points au nom
name as written upon the face of the         porte au recto du present certificat,
certificate in every particular,             sans rien y changer, ajouter ou
without alteration or enlargement or         retrancher.
any change whatever.
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